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                                 EXHIBIT 23 (C)

                          CONSENT OF THE SCOTIA GROUP
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September 13, 1996





                   CONSENT OF INDEPENDENT PETROLEUM ENGINEER


         The Scotia Group, Inc., (Scotia) hereby consents to all references appearing in the Registration Statement on Form S-1, and any amendments thereto, pertaining to 4,000,000 Common Shares of Denbury Resources Inc. (Denbury), a Canadian corporation, to be filed with the Securities and Exchange Commission on or about September 13, 1996, to the reports of Scotia dated 14 February 1995 and 11 February 1994 relating to Scotia's audits of Denbury's estimates of Denbury's proved oil and gas reserves as of December 31, 1994 and December 31, 1993. We also consent to the reference of our firm under the heading "Experts" in such Registration Statement.

                                                     Very truly yours,

                                                     THE SCOTIA GROUP


                                                 BY:    /s/ Robert H. Caldwell
                                                    ---------------------------
                                                     Robert H. Caldwell, PhD
                                                     Partner